EX-99.23(p)(1)

                              THE LOU HOLLAND TRUST

                         CODE OF ETHICS WITH RESPECT TO
                    SECURITIES TRANSACTIONS OF ACCESS PERSONS
                                DECEMBER 1, 2005


     Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of Rule 17j-1(b). Pursuant to the requirements of Rule 17j-1, The Lou Holland Trust (the "Trust") has adopted, and the Board of Trustees of the Trust (the "Board"), including a majority of the Disinterested Trustees, has approved, this Code of Ethics (the "Code") with respect to securities transactions of officers and trustees of the Trust that come within the term "Access Person," as defined below. Pursuant to the requirements of Rule 17j-1, Holland Capital Management, L.P., the Trust's investment adviser and principal underwriter (the "Adviser"), has adopted, and the Board, including a majority of the Disinterested Trustees, has approved, a separate code of ethics.

     This Code is intended to provide guidance to such Access Persons of the Trust in the conduct of their investments in order to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Trust or the Trust's shareholders.

A. RULE 17J-1 -- GENERAL ANTI-FRAUD PROVISIONS.

     Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by such investment company, to engage in any of the following acts, practices or courses of business:

     1. employ any device, scheme, or artifice to defraud such investment company;

     2. make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

     4. engage in any manipulative practice with respect to such investment company.

B.   DEFINITIONS.

     1. ACCESS PERSONS. The term "Access Person" means any Advisory Person of the Trust.

     2. ADVISORY PERSON. The term "Advisory Person" means any trustee, officer or employee of the Trust who, in connection with his* regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Trust, the term "Advisory Person" would include such an individual or any employee of such a company to the same extent as an employee of the Trust.

     3. AUTOMATIC INVESTMENT PLAN. The term "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     4. BENEFICIAL OWNERSHIP. "Beneficial Ownership" has the same meaning as would be used in determining whether an Access Person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934
          and the rules and regulations thereunder, except that the determination of direct or indirect beneficial interest will apply to all securities that an Access Person has or acquires. "Beneficial Ownership" includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with him or not, as well as accounts of another person (individual, trustee, corporation, trust, custodian, or other entity) if, by reason of any contract, understanding, relationship, agreement or other arrangement, the Access Person obtains or may obtain therefrom benefits substantially equivalent to those of ownership. A person does not derive a beneficial interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of a Release issued by the Securities and Exchange Commission on the meaning of the term "Beneficial Ownership" is available upon request, and should be studied carefully by any Access Person concerned with this definition before preparing any report required hereunder.

     5. BEING CONSIDERED FOR PURCHASE OR SALE. A security is "Being Considered for Purchase or Sale" by the Trust when a recommendation to purchase or sell such security has been made and communicated by an Advisory Person, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     6.   CONTROL.  The term "Control" has the same meaning as that set forth in
          Section 2(a)(9) of the 1940 Act.

     7. COVERED SECURITY. The term "Covered Security" means any stock, bond, security future, investment contract or any other instrument that is considered a "security" under Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include:

          a.   shares issued by open-end Funds;

          b.   direct obligations of the United States Government; and

          c. bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments. For these purposes, "high quality short-term debt instruments" means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

               The term "Covered Security" is very broad and includes items that might not ordinarily be thought of as "securities," such as options on securities and on indexes of securities; all kinds of limited partnerships; foreign unit trusts and foreign mutual funds; exchange traded funds and private investment funds, hedge funds, and investment clubs.

     8. DISINTERESTED TRUSTEE. The term "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust or the Adviser within the meaning of Section 2(a)(19) of the 1940 Act.

     9. FUND. The term "Fund" means an investment company registered under the Investment Company Act of 1940.

     10. INITIAL PUBLIC OFFERING. The term "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     11. LIMITED OFFERING. The term "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     12. SECURITY HELD OR TO BE ACQUIRED. The phrase "Security Held or to be Acquired" by the Trust means:

          a. any Covered Security which, within the most recent fifteen (15) calendar days:

               i.   is or has been held by the Trust; or

               ii.  is being Considered for Purchase; and

          b. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 7 of this Code.

C.   PROHIBITED TRANSACTIONS.

     1. PROHIBITED TRANSACTIONS AS TO ACCESS PERSONS OTHER THAN DISINTERESTED TRUSTEES. No Access Person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership without obtaining prior clearance as described in Section D of this Code, provided that this prohibition shall not apply to any transaction that:

          a.   is exempt under Section E of this Code; or

          b.   does not involve a Covered Security

     2. PROHIBITED TRANSACTIONS AS TO DISINTERESTED TRUSTEES. No Disinterested Trustee shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if such Disinterested Trustee knows, or in the ordinary course of fulfilling his duties as a trustee of the Trust should know, that the security is Being Considered for Purchase or Sale or the security has been purchased or sold by the Trust two
          (2) days prior to the date of the Disinterested Trustee's transaction, provided that this prohibition shall not apply to any transaction that:

          a.   is exempt under Section E of this Code; or

          b.   does not involve a Covered Security

D.   PRIOR CLEARANCE OF TRANSACTIONS.

     1. GENERAL REQUIREMENT. Every Access Person (other than a Disinterested Trustee) shall obtain prior written clearance from the Compliance Officer before directly or indirectly initiating, recommending, or in any other way participating in the purchase or sale of a Covered Security, or directly or indirectly acquiring any security made available in an Initial Public Offering or in a Limited Offering, in which the Access Person has, or by reason of the transaction may acquire, direct or indirect Beneficial Ownership. When requesting prior clearance, each Access Person should be aware that:

          a. ALL requests for prior clearance must be set forth in writing on the standard Personal Request and Trading Authorization Form (a copy of each such Form submitted by an Access Person should be retained by the Access Person for personal recordkeeping purposes);

          b. prior clearance of a securities transaction is effective for three (3) business days from and including the date clearance is granted; and

          c. the Adviser's trading desk will promptly provide copies of the Personal Trading Request and Authorization Form it receives to the Compliance Officer for review.

     2. BASES FOR DENIAL OF PRIOR CLEARANCE. The Compliance Officer shall deny a request for prior clearance if he determines that the security at issue is a Covered Security or is being made available in an Initial Public Offering or Limited Offering and:

          a. the Access Person has actual knowledge that such security is Being Considered for Purchase or Sale; or

          b. the Access Person has actual knowledge that such security has been purchased or sold by the Trust within the prior seven (7) business days; or

          c. the Access Person has actual knowledge that such security is being purchased or sold on behalf of the Trust (I.E., an order has been entered but not executed for the Trust); or

          d.   with respect to Initial Public Offerings:

               (i) The Access Person and their immediate family members residing in their household may not participate in Initial
                    Public Offerings (IPOs). Although exceptions are rarely granted, they will be considered on a case-by-case basis, for example, where a family member is employed by the IPO company and IPO shares are considered part of that family member's compensation.

          e.   the transaction would be potentially harmful to the Trust; or

          f. the transaction would likely affect the market in which the Trust's portfolio securities are traded; or

          g. the decision to purchase or sell the security appears to be the result of material non-public information obtained in the course of the Access Person's relationship with the Trust or the Adviser; or

          h. the granting of prior clearance would, in the judgment of the Compliance Officer, be inconsistent with the purposes of this Code. If a prior clearance request is denied under this Section D.2.h, the Compliance Officer shall explain in writing the reasons therefor.

     3. EXCEPTION FOR CERTAIN TRANSACTIONS. Sections D.2.a, 2.b and 2.c shall not apply to a request for prior clearance with respect to a Covered Security if:

          a. the Covered Security is traded on a recognized securities exchange and has a market capitalization of at least $5 billion; and

          b. the aggregate amount of shares to be purchased or sold does not exceed $10,000; and

          c. the Access Person is not a Portfolio Manager (I.E., a person or one of the persons who are primarily responsible for the day-to-day management of the Trust) and has not purchased or sold the security at issue within the prior seven (7) business days.

E.   EXEMPT TRANSACTIONS.

     The prohibitions of Section C of this Code and the preclearance procedures described in Section D of this Code shall not apply to:

     1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

     2. purchases or sales of securities which are not eligible for purchase or sale by the Trust;

     3. purchases or sales which are non-volitional on the part of the Access Person;

     4.   purchases which are part of an Automatic Investment Plan;

     5. purchases effected upon the exercise of rights issued by the issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

F.   REPORTING REQUIREMENTS OF ACCESS PERSONS

     1. CONTENT AND TIMING OF ACCESS PERSON REPORTS. Every Access Person shall make the following reports to the Compliance Officer:

          a. INITIAL HOLDINGS REPORT. No later than ten (10) days after becoming an Access Person, such Access Person shall report the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

               i. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

               ii. the name of any broker, dealer or bank with whom the Access Person maintained an account in which ANY securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               iii. the date that the report is submitted by the Access Person.

          b. QUARTERLY TRANSACTION REPORTS. No later than thirty (30) days after the end of a calendar quarter, the Access Person shall report the following information:

               i. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

                    (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (B) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                    (C)  the  price  of  the  Covered   Security  at  which  the
                         transaction was effected;

                    (D) the name of the broker, dealer, or bank with or through whom the transaction was effected; and

                    (E) the date that the report is submitted by the Access Person.

               ii. With respect to any account established by the Access Person in which ANY securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    (A) the name of the broker, dealer or bank with whom the Access Person established the account;

                    (B)  the date the account was established; and

                    (C) the date that the report was submitted by the Access Person.

          c. ANNUAL HOLDING REPORTS. No later than forty-five (45) days after the end of every calendar year, the Access Person shall report the following information (which information must be current as of December 31 of the calendar year for which the report is being submitted):

               i. the title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

               ii. the name of any broker, dealer or bank with whom the Access Person maintains an account in which ANY securities are held for the direct or indirect benefit of the Access Person; and

               iii. the date that the  report is being  submitted  by the Access
                    Person.

          d. CONFLICT OF INTEREST REPORTS. Every Access Person shall immediately report in writing to the Compliance Officer any factors of which he or she is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's transactions and securities held or to be acquired by the Trust. These factors may include, for example, officerships or directorships with companies or beneficial ownership of more than 1/2 of 1% of the total outstanding shares of any company whose shares are publicly traded or that may be made available in an Initial Public Offering or Limited Offering in the foreseeable future.

     2. NO HOLDINGS OR TRANSACTIONS TO REPORT. If an Access Person has no holdings to report on either an Initial Holdings Report or any Annual Holdings Report nor transactions to report on any Quarterly Transaction Report, that Access Person shall nevertheless submit the appropriate Report stating that the Access Person had no holdings or transactions (as appropriate) to report and the date the report is submitted by the Access Person.

     3. COPIES OF CONFIRMATIONS AND PERIOD ACCOUNT STATEMENTS. Each Access Person shall direct every broker or dealer through whom the Access Person effects ANY securities transactions to deliver to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all Access Person securities transactions, including Initial Public Offerings and Limited Offerings, and copies of periodic statements for all Access Person securities accounts.

     4.   EXCEPTIONS FROM REPORTING REQUIREMENTS.

          a. A person need not make a report under this Section F with respect to transactions for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          b. A Disinterested Trustee who would be required to make a report solely by reason of being a trustee of the Trust need not make:

               i. An Initial Holdings Report under Section F.1.a or an Annual Holdings Report under Section F.1.c; and

               ii. A Quarterly Transaction Report under Section F.1.b, unless such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that during the 15-day period immediately before or after the Disinterested Trustee's transaction in a Covered Security, (A) the Trust purchased or sold the Covered Security, or (B) the Covered Security was Being Considered for Purchase or Sale.

          c. An Access Person need not make a Quarterly Transaction Report under Section F.1.b if the confirmations or periodic account statements delivered to the Compliance Officer under Section F.3 are received within the time period required by Section F.1.b, provided that all information required by Section F.1.b is contained in such confirmations or account statements.

          d. An Access Person need not make a Quarterly Transaction Report with respect to the "exempt transactions" described in Section E.

          e.   An Access  Person  need not make a Quarterly  Transaction  Report
               under  Section  F.1.b  with  respect  to  transactions   effected
               pursuant to an Automatic Investment Plan.

          f. An Access Person need not make an Initial Holdings Report, Annual Holdings Reports, or Quarterly Transaction Reports under this Code if such Access Person makes such reports under the Adviser's code of ethics.

     5. REVIEW OF REPORTS. The Compliance Officer shall review all reports submitted pursuant to Section F.1 for the purpose of detecting and preventing a potential or actual violation of this Code.

          a. The Compliance Officer shall review an Initial Holdings Report within fifteen (15) days of the date such Report is submitted by an Access Person.

          b. The Compliance Officer shall review all Quarterly Transaction Reports and all Annual Holding Reports within thirty (30) days of the date such a Report is submitted by an Access Person.

          c. The Compliance Officer shall review all Conflict of Interest Reports promptly after receipt of such a Report.

          d. The Compliance Officer shall obtain a daily report on Access Person transactions in the Trust and shall review such reports promptly after receipt.

          e. The Compliance Officer shall maintain a record of each report reviewed and the date such review was completed. Such record shall indicate whether the Compliance Officer's review detected a potential or actual violation of this Code. If the Compliance Officer detects a potential or actual material violation of this Code, the Compliance Officer shall promptly inform management of the Trust in writing.

          f. The Compliance Officer promptly after furnishing such written notification of a potential or actual material violation of this Code, shall take those measures the Compliance Officer deems necessary and appropriate to remedy such violation, including, but not limited to, requiring the Access Person to divest any inappropriate securities holdings and recommending sanctions to the Board.

          g. The Compliance Officer shall take such other actions and measures as he deems necessary and appropriate to carry out his duties with respect to the review of reports required under this Code.

     6. NOTIFICATION OF REPORTING OBLIGATION. The Compliance Officer shall identify all Access Persons who are required to make reports under Section F.1 and shall inform those Access Persons of their reporting obligation. Once informed of the duty to file reports, an Access Person has a continuing obligation to file such reports in a timely manner.

     7. DISCLAIMER OF BENEFICIAL OWNERSHIP. No report required to be made under Section F.1 shall be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

     8. FORM OF REPORTS. All reports required to be filed under Section F.1 shall be prepared by Access Persons using the forms attached to this Code.

G.   CERTIFICATION OF COMPLIANCE.

     1. ANNUAL CERTIFICATION OF COMPLIANCE. At the time of submission of Annual Holding Reports, all Access Persons must certify that they have read, understand and are subject to this Code, and have complied at all times with this Code, including the execution of personal securities transactions disclosures in connection with obtaining prior clearance of securities transactions and the submission of all required reports.

     2. INITIAL ACKNOWLEDGMENT. When a person becomes an Access Person, that person shall be given a copy of this Code. Within 72 hours after being given the Code, that person shall provide the Compliance Officer with a written acknowledgment of his receipt of the Code and shall certify that he has had an opportunity to ask questions, and that he has read and understands the Code and agrees to comply with the Code.

     3. ACKNOWLEDGEMENT OF AMENDMENTS. All Access Persons shall be given a copy of any amendment to this Code. Within three months after the amendment becomes effective, all Access Persons shall provide the Compliance Officer with a written acknowledgment of their receipt of the amendment and shall certify that they have had an opportunity to ask questions, and that they understand the amendment and agree to comply with the amendment.

H.   OTHER DUTIES OF AND RESTRICTIONS ON ACCESS PERSONS.

     1. LIMITED OFFERINGS. Any Access Person who has purchased or sold any securities in a Limited Offering is required to disclose that transaction at the time such Access Person is seeking preclearance of future transactions involving the securities of that issuer. Independent investment personnel with no personal interest in the issuer shall make the decision of whether to permit such an Access Person to purchase securities from that issuer.

     2. GRATUITIES. No Access Person shall receive any gift or gratuity, other than one of DE MINIMIS value, from any person who does business with or on behalf of the Trust.

     3. SERVICE AS A DIRECTOR OR TRUSTEE. No Access Person shall serve on the board of a publicly traded company without prior authorization. Any such authorization shall be supported by a determination that such service is consistent with the interests of the Trust and the Trust's shareholders.

     4. CONFIDENTIALITY. No Access Person shall reveal to any other person (except in the normal course of his duties on behalf of the Trust) any information regarding securities transactions made or being considered by or on behalf of the Trust.

I.   REPORTS TO THE BOARD.

     1. No less than thirty (30) days prior to the final regular meeting of the Board for each fiscal year of the Trust, the Compliance Officer shall furnish to the Board, and the Board shall consider, a written report that:

          a. Describes any issues arising under this Code since the last report to the Board, including, but not limited to, information about material violations of this Code and the sanctions, if any, imposed in response to the material violations; and

          b. Certifies that the Trust have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     2. In considering the written report, the Board shall determine whether any action is required in response to the report.

     3. To the extent that immaterial violations of this Code (such as late filings of required reports) may collectively indicate material problems with the implementation and enforcement of this Code, the written report shall describe any violations that are material in the aggregate.

J.   SANCTIONS.

     The Compliance Officer of the Trust shall furnish to the Audit Committee of the Board reports regarding the administration hereof and summarizing any forms or reports filed hereunder. If any such report indicates that any changes hereto are advisable, the Audit Committee shall make an appropriate recommendation to the Board. The Audit Committee also shall inquire into any apparent violations of this Code and shall report any apparent material violations to the Board. Upon finding of a material violation of this Code, including the filing of false, incomplete, or untimely required reports, or the failure to obtain prior clearance of personal securities transactions, the Board may impose such sanctions as it deems appropriate, which may include censure, suspension, or termination of the employment of the violator. No Trustee shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

K.   MATERIAL CHANGES TO THE CODE.

     1. The Board, including a majority of the Disinterested Trustees, shall approve any material change made to this Code no later than the next regularly scheduled Board meeting after adoption of the material change.

     2. The Board shall base its approval of any material change to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct described in Section A of this Code.

L.   RECORD RETENTION.

     The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange
     Commission:

     1. RETENTION OF CODE. A copy of this Code and any Code that was in effect at any time within the past five years shall be preserved in an easily accessible place.

     2. RECORD OF VIOLATIONS. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

     3. COPY OF FORMS AND REPORTS. A copy of each Personal Trading Request and Authorization Form and each Initial Holdings Report, Quarterly Transaction Report, Annual Holdings Report and Conflict of Interest Report prepared and submitted by an Access Person pursuant to this Code must be preserved by the Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place.

     4. LIST OF ACCESS PERSONS. A list of all persons who are, or within the past five years of business have been, required to file Personal Trading Request and Authorization Forms and Initial Holdings Reports, Quarterly Transaction Reports, Annual Holdings Reports and Conflict of Interest Reports pursuant to this Code and a list of those persons who are or were responsible for reviewing such Forms and Reports shall be maintained in an easily accessible place.

     5. WRITTEN REPORTS TO THE BOARD. A copy of each written report furnished to the Board under Section I of this Code shall be maintained for at least five years after the end of the Trust's fiscal year in which it is made, the first two years in an easily accessible place.

     6. RECORDS RELATING TO DECISIONS INVOLVING INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS. A record of any decision and the reasons supporting the decision, to approve the acquisition by Access Persons of securities made available in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the Trust's fiscal year in which the approval is granted.

     7. SITES OF RECORDS TO BE KEPT. All such records and/or documents required to be maintained pursuant to this Code and/or Rule 17j-1 under the 1940 Act shall be kept at the offices of the Trust at Suite 700, One N. Wacker Drive, Chicago, Illinois 60606.

M.   CONFIDENTIAL TREATMENT.

     All reports and other records required to be filed or maintained under this Code shall be treated as confidential.

N.   INTERPRETATION OF PROVISIONS.

     The Board and the Compliance Officer may, from time to time, adopt such interpretations of this Code as such Board and the Compliance Officer deem appropriate, provided that the Board shall approve any material changes to this Code in accordance with Section K.

O.   AMENDMENTS TO THE CODE.

     Any amendment to the Code shall be effective thirty (30) calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the Board or the Compliance Officer expressly determines that such amendment shall become effective on an earlier date or shall not be adopted. Any material change to this Code shall be approved by the Board in accordance with Section K.


                                      * * *

     I have read the above Code and understand it. I agree to comply fully with all of the above provisions.



Date:  _______________

Signed:  ______________________________


Amended at Board Meeting of March _____, 2005




     * The use of the masculine pronoun is for convenience of reference only and is intended to include the feminine in all cases, unless the context requires otherwise.